EXHIBIT 99.1

    Immersion Corporation Announces Private Convertible Debenture
                       Financing of $20 Million

    SAN JOSE, Calif.--(BUSINESS WIRE)--Dec. 23, 2004--Immersion Corporation (Nasdaq:IMMR), a leading developer and licensor of touch feedback technology, announced today that it has entered into a definitive agreement for the private placement of $20 million of convertible debentures to three institutional investors. Immersion will issue $20 million of debentures, which will be convertible into common stock at a fixed conversion price of $7.0265 per share, or a 15 percent premium to the closing price of the company's common stock on December 21, 2004. The debentures, which will have a five-year term, will accrue interest at a rate of five percent per annum. After the first anniversary of issuance, the company will have the ability to force conversion of the debentures to common stock if the share price exceeds 200 percent of the conversion price for 20 consecutive days. Investors will also receive warrants to purchase approximately 427,000 shares of the company's common stock at a price of $7.0265 per share. The warrants are immediately exercisable and have a term of five years.
    Thomas Weisel Partners LLC acted as sole placement agent for the transaction.
    "This financing is an important event on our path to profitability," said Victor Viegas, CEO of Immersion. "The additional cash reserves will ensure that the company can finance growth initiatives, such as our mobility business, and litigation expenses, while we continue to generate the revenue growth necessary to achieve profitability."

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Bringing value to markets where man-machine interaction needs to be made more compelling, safer, or productive, Immersion helps its partners broaden market reach by making the use of touch feedback as critical a user experience as sight and sound. Immersion's technology is deployed across personal computing, entertainment, medical training, mobility, automotive, and 3D simulation markets. Immersion and its wholly-owned subsidiaries hold more than 240 issued patents worldwide.

    Forward-Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion's expanded technology offerings or a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments.
    For a more detailed discussion of these factors, and other factors that could cause the Company's actual results to vary materially, interested parties should review the risk factors listed in the Company's most current Form 10-K and Forms 10-Q, which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company's beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion and the Immersion logo are trademarks of Immersion
Corporation.

    CONTACT: A&R Partners for Immersion Corp.
             Elizabeth Conrady, 650-762-2815
             econrady@arpartners.com